J. Russ Bradshaw, CPA William R. Denney, CPA

Russell E. Anderson, CPA Scott L. Farnes

1284 W. Flint Meadow Dr. #D Kaysville, Utah 84037 Telephone 801.927.1337 Facsimile 801.927.1344

5296 S. Commerce Dr. #300 Salt Lake City, Utah 84107 Telephone 801.281.4700 Facsimile 801.281.4701

Suite A, 5/F Max Share Centre 373 King’s Road North Point, Hong Kong Telephone 852.21.555.333

Report of Independent Registered Public Accounting Firm

To the Audit Committee/Board of Directors Stockholders of Worldwide Energy and Manufacturing USA, Inc. South San Francisco, California

We have audited the consolidated balance sheets of Worldwide Energy and Manufacturing USA, Inc. (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2008 and 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial positions of Worldwide Energy and Manufacturing USA, Inc. as of December 31, 2008 and 2007, and the results of its consolidated operations and its consolidated cash flows for the years ended December 31, 2008 and 2007, in conformity with accounting principles generally accepted in the United States of America.

Since our previous report dated April 5, 2009, it was determined that the financial statements needed restatement to make corrections as described in note 17.

Child, Van Wagoner & Bradshaw, PLLC Salt Lake City, Utah

August 18, 2008, except for note 17 which is dated April 5, 2009.